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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the registration statement on Form N-1A ("Registration Statement") of our report dated March 17, 2006, relating to the financial statements and financial highlights which appears in the January 31, 2006 Annual Report to Shareholders of the AEW Real Estate Fund, a series of IXIS Advisor Funds Trust IV, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2006